Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 2-62329 on Form N-1A of our report dated November 28, 2012, relating to the financial statements and financial highlights of BlackRock Total Return Fund (“the Fund”), a series of BlackRock Bond Fund, Inc. and Master Total Return Portfolio of Master Bond LLC, appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2012 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/Deloitte & Touche LLP
Boston, Massachusetts
January 25, 2013